                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             RIVERSIDE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             RIVERSIDE GROUP, INC.
                              7800 BELFORT PARKWAY
                          JACKSONVILLE, FLORIDA 32256

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 28, 1998

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Riverside Group, Inc. to be held on Monday, May 18, 1998, at 8:30 a.m., Central Daylight Time, at the executive offices of Wickes Inc., 706 North Deerpath Drive, Vernon Hills, Illinois.

     The meeting will be held for the following purposes:

          (1) To elect a Board of Directors for one year until their successors have been elected and qualified.

          (2) To approve the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company.

          (3) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 10, 1998, will be entitled to vote at the meeting.

     Whether or not you expect to attend the meeting, please read the accompanying Proxy Statement and complete, sign, date and return the accompanying Proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your Proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND THE PROPOSAL.

     We hope you will plan to attend the meeting.

                                          Sincerely yours,

                                          /s/J. Steven Wilson
                                          J. Steven Wilson,
                                          Chairman, President and
                                          Chief Executive Officer

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1
Securities Outstanding and Voting...........................    1
Principal Security Holders and Security Ownership of
  Management................................................    2
Election of Directors.......................................    3
Board of Directors' Meetings and Compensation...............    4
Management..................................................    5
Report of the Board on Executive Compensation...............    5
Insider Participation in Executive Office Compensation......    6
Executive Compensation......................................    6
Certain Relationships and Related Transactions..............    9
Compliance with Section 16(a) of the Securities Exchange Act
  of 1934...................................................   10
Comparison of Five-Year Cumulative Total Return.............   10
Approval of Auditors........................................   10
Other Matters...............................................   11
Shareholder Proposals.......................................   11
Form 10-K...................................................   11
Expenses of Solicitation....................................   11

                             RIVERSIDE GROUP, INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of Riverside Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be used at the 1998 Annual Meeting of Shareholders of the Company (the "Meeting"). The Meeting will be held on Monday, May 18, 1998, at 9:00 a.m., Eastern Standard Time, at the executive offices of Wickes Inc., 706 North Deerpath Drive, Vernon Hills, Illinois. This Proxy Statement and enclosed form of Proxy were first sent to shareholders on or about April 28, 1998.

     The Board of Directors of the Company is soliciting Proxies so that each shareholder is given an opportunity to vote. These Proxies enable shareholders to vote on all matters that are scheduled to come before the Meeting. When Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "with" authority to vote for directors and "for" the proposal. The Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

     If the enclosed Proxy is duly executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by voting in person, by duly executing and delivering a subsequent Proxy or by providing written notice to the Company's President or Secretary. The shares represented by a Proxy will be voted unless the Proxy is revoked or is mutilated or otherwise received in such form or at such time as to render it not votable.

     Votes cast by proxy or in person at the Meeting, which will be tabulated by an inspector or inspectors of election appointed for the Meeting, will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The Proxy Committee is composed of J. Steven Wilson, Chairman, President and Chief Executive Officer of the Company, and Kenneth M. Kirschner, Vice Chairman and Secretary of the Company, who will vote all shares of common stock represented by Proxies.

     The principal executive offices of the Company are located at 7800 Belfort Parkway, Jacksonville, Florida 32256.

                       SECURITIES OUTSTANDING AND VOTING

     Only holders of shares of the Company's common stock, par value $.10 per share ("Riverside Common Stock"), of record at the close of business on April 10, 1998, will be entitled to vote at the Meeting. On that date, 5,287,123 shares of Riverside Common Stock were outstanding.

     Each share of Riverside Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, including election of directors. Approval of each of the matters to be acted upon at the Meeting will require a majority of the votes cast at the Meeting to be cast in favor of the matter, except that directors will be elected by a plurality of the votes cast.

                           PRINCIPAL SECURITY HOLDERS
                      AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table contains information as of February 28, 1998, concerning beneficial ownership of Riverside Common Stock by persons known by the Company to own beneficially more than five percent of Riverside Common Stock, and concerning beneficial ownership of Riverside Common Stock and common stock, par value $.01 per share ("Wickes Common Stock"), of the Company's Wickes Inc. ("Wickes") subsidiary, by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table on page 6 hereof and (iii) all executive officers and directors of the Company as a group.

                                          AMOUNT AND NATURE OF              AMOUNT AND NATURE OF
                                          BENEFICIAL OWNERSHIP    % OF     BENEFICIAL OWNERSHIP OF    % OF
NAME AND ADDRESS OF BENEFICIAL OWNER      OF RIVERSIDE STOCK(1)   CLASS    WICKES COMMON STOCK(1)     CLASS
------------------------------------      ---------------------   -----   -------------------------   -----
5% STOCKHOLDERS:
J. Steven Wilson........................        2,664,804(2)      50.4            4,184,413(9)        54.2
  7800 Belfort Parkway
  Jacksonville, FL 32256
Wilson Financial Corp...................        2,543,553(2)      48.1            4,152,413(10)       54.0
  7800 Belfort Parkway
  Jacksonville, FL 32256
Imagine Investments, Inc.(3)............          520,000          9.8                   --             --
  8150 North Central Expressway
  Dallas, TX 75206
Kenneth M. Kirschner....................          433,100(4)       8.2              126,340(11)        1.6
  One Independent Drive
  Jacksonville, FL 32202
Frederick H. Schultz....................          330,456(5)       6.3              138,827(12)        1.8
  50 North Laura Street
  Jacksonville, FL 32202
OTHER DIRECTORS AND NAMED EXECUTIVE
  OFFICERS:
Edward M. Carey.........................           30,500            *                   --             --
C. Herman Terry.........................            9,675(6)         *                   --             --
Varina M. Steuert.......................            3,750            *                   --             --
Catherine J. Gray.......................           12,977(7)         *                   --             --
All directors and executive officers as
  a group (7 persons)...................        3,485,262(8)      65.6            4,449,580(13)       57.5

---------------

  *  Less than 1.0%
 (1) Unless otherwise noted, the owner has sole voting and dispositive power.
 (2) The amount shown includes 47,738 shares allocated to Mr. Wilson's account under the Company's Employee Stock Ownership Plan and Trust (the "ESOP"). Mr. Wilson indirectly owns 2,543,553 shares through the direct ownership of such shares by Wilson Financial Corporation ("Wilson Financial"). Mr. Wilson controls Wilson Financial. Substantially all shares directly owned by Wilson Financial are pledged to various lenders. A change of control of the Company could result from a default by Wilson Financial under these pledges.
 (3) Imagine Investments, Inc. is a wholly-owned indirect subsidiary of Stone Capital, Inc., a thrift holding company wholly owned by the James M. Fail Living Trust dated December 18, 1996, which is exclusively controlled by James M. Fail.

 (4) The amount shown includes 30,000 shares that Mr. Kirschner has the present right to acquire pursuant to the Company's Non-qualified Stock Option Plan, 85,725 shares held by retirement plans for Mr. Kirschner's benefit, and 7,000 shares held by a retirement plan for his spouse.
 (5) The amount shown includes 42,500 shares owned by Mr. Schultz's wife, as to which Mr. Schultz shares voting and dispositive power, and 61,378 shares held in various retirement accounts for Mr. Schultz's benefit.
 (6) The shares shown are owned by a trust of which Mr. Terry is a trustee; Mr. Terry shares voting and dispositive powers with respect to these shares.
 (7) The amount shown includes 12,977 shares allocated to Ms. Gray's account under the ESOP.
 (8) The amount shown includes 60,715 shares allocated to the accounts of executive officers under the ESOP. The amount shown also includes 30,000 that executive officers and directors have the present right to acquire upon the exercise of stock options. The amount shown also includes 49,500 shares owned by spouses, individually.
 (9) Includes 4,152,413 shares held by the Company, as to which Mr. Wilson shares voting and dispositive power, and 32,000 shares presently acquirable pursuant to employee stock options.
(10) Includes 4,152,413 shares held by the Company.
(11) Includes 600 shares owned by a retirement account for Mr. Kirschner's spouse, 12,900 shares held by retirement plans and accounts for Mr. Kirschner's benefit, 21,300 shares presently acquirable pursuant to employee stock options, and 5,850 shares allocated to Mr. Kirschner's account in Wickes' savings and retirement plan (the "401(K) Plan").
(12) Includes 5,445 shares presently acquirable pursuant to director stock options, 5,510 shares owned by Mr. Schultz's spouse, as to which Mr. Schultz disclaims beneficial ownership, and 42,500 shares in an individual retirement account for Mr. Schultz's benefit.
(13) Includes 58,785 shares presently acquirable pursuant to stock options and 6,110 shares held by or for the benefit of spouses. Also includes 4,152,413 shares held by the Company.

                             ELECTION OF DIRECTORS

     As provided in the Bylaws of the Company, the Board of Directors has adopted a resolution fixing the number of directors to be elected at the Meeting at six and has nominated a Board of Directors to be elected to serve for one year and until their successors have been elected and qualified. The Bylaws also provide that the Board of Directors shall have the right at any time during the ensuing year to increase the number of directors up to a maximum of ten and to elect such directors by a majority vote. Unless authority is withheld, the Proxy Committee will vote for the election of the six nominees named below as directors of the Company. Each nominee has consented to being named as such in this Proxy Statement and has agreed to serve if elected. If a nominee should become unavailable, the members of the Proxy Committee may in their discretion vote for a substitute. However, in no event will Proxies be voted for more than six persons. The Board of Directors has no reason to believe that any substitute nominees will be required.

     The following table gives the names of the current members of the Board of Directors, their ages and the years they first became directors. The six nominees for election at the Meeting are the current directors.

                                                                      YEAR FIRST
NAME                                                          AGE   BECAME DIRECTOR
----                                                          ---   ---------------
J. Steven Wilson............................................  54         1985
Kenneth M. Kirschner........................................  55         1987
Edward M. Carey.............................................  81         1985
Frederick H. Schultz........................................  69         1985
Varina M. Steuert...........................................  47         1979
C. Herman Terry.............................................  80         1987

     Mr. Wilson has been Chairman, President and Chief Executive Officer and a director of the Company since August 1985. Mr. Wilson has been Chief Executive Officer and a director of Wickes since November

1991 and Chairman of Wickes since August 1993. Mr. Wilson assumed the duties of President of Wickes from July 1996 to May 1997. Mr. Wilson is also a director of First Industrial Realty Trust, Inc.

     Mr. Kirschner has served as Vice Chairman and Secretary of the Company for more than the past five years. Mr. Kirschner has been a director and Secretary of Wickes since August 1993, Vice Chairman and General Counsel of Wickes since February 1994, and Chief Administrative Officer since February 1998. From August 1993 to February 1994, Mr. Kirschner was also Vice President of Wickes. For more than the past five years, Mr. Kirschner has been a partner of the law firm Holland & Knight LLP or a shareholder of a Jacksonville, Florida law firm that combined with Holland & Knight LLP in February 1998.

     Mr. Carey has been, for more than the past five years, Chairman of the Board of Carey Energy Corporation, a corporation engaged in petroleum and shipping operations.

     Mr. Schultz is a private investor. From 1979 to 1982, Mr. Schultz served as Vice Chairman of the Board of Governors of the Federal Reserve System. He is also a director of American Heritage Life Insurance Company and Wickes.

     Ms. Steuert has been a private investor for more than the past five years.

     Mr. Terry has been a private investor for more than the past five years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

                 BOARD OF DIRECTORS' MEETINGS AND COMPENSATION

     The Board of Directors met in 1997 once formally; Mr. Wilson and Ms. Steuert were absent from this meeting. The Board of Directors held numerous informal meetings and acted by written consent on numerous occasions in 1997.

     The Company has a standing audit committee but has no standing compensation or nominating committee. The members of the Audit Committee are Messrs. Schultz (chair) and Terry. The Audit Committee reviews and approves the selection of and the services performed by the Company's independent accountants, meets with and receives reports from the Company's financial and accounting staff and independent accountants, and reviews the scope of audit procedures, accounting practices and internal controls.

     During 1997, directors received $8,000 per year for their services as directors. In addition, the chair of the Audit Committee received $2,000 per year for his services.

                                   MANAGEMENT

     Set forth below is information regarding the executive officers of the
Company:

                                                                                EXECUTIVE
                                                                                 OFFICER
NAME                                 AGE                POSITION                  SINCE
----                                 ---                --------                ---------
J. Steven Wilson...................  54    Chairman, President and Chief          1985
                                             Executive Officer
Catherine J. Gray..................  46    Senior Vice President, Chief           1996
                                           Financial Officer and Treasurer

     For information regarding Mr. Wilson, see "Election of Directors."

     Ms. Gray joined the Company as Vice President and Director of Tax in 1988 and was appointed Senior Vice President and Chief Financial Officer in December 1996.

                 REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

     The Board of Directors believes that the Company must maintain short and long-term executive compensation plans that enable the Company to attract and retain well-qualified executives and that these plans must also provide a direct incentive for the Company's executives to create shareholder value. The Board of Directors also believes that in certain circumstances incentives tied to the completion of specific tasks may be appropriate.

     In furtherance of this philosophy, the compensation of the Company's executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

BASE SALARIES

     The Company attempts to set base salaries at a level comparable to those set by comparable corporations and in consideration of salaries paid by Wickes.

     Mr. Wilson, in addition to his duties as Chief Executive Officer of the Company, is Chief Executive Officer of Wickes. The Company considers the compensation paid to Mr. Wilson by Wickes in determining the appropriate level of compensation to be paid by it to Mr. Wilson. Mr. Wilson's total base salary was $681,490 in 1997, including $473,400 paid by Wickes.

     Wickes bases the base salary component of its executives' compensation within the middle of a salary range intended to approximate the ranges of base pay for positions of comparable responsibility in a self-selected group of companies in the building materials distribution industry about which appropriate compensation information is available to Wickes. As part of Wickes' efforts to control costs, effective in 1996, Wickes instituted a salary freeze for senior management, with limited exceptions, and the base salary of Mr. Wilson (along with those of certain other executive officers) were reduced five percent and frozen. This freeze remains in effect for Mr. Wilson.

SHORT-TERM INCENTIVES

     Executives selected by the Company to be eligible for annual cash incentives are determined at the beginning of each year, again considering those who will be eligible for bonuses from Wickes. Bonuses are based upon subjective factors. The Company in setting Mr Wilson's $200,000 cash bonus for 1997 considered subjective factors.

     Wickes provides short-term incentives by a cash bonus opportunity established as a target percentage of an executive's base salary and based upon meeting established objectives. For 1997, Mr. Wilson's incentive bonus was solely dependent upon Wickes' achieving specific performance objectives for income from operations and net asset turnover. Wickes did not meet the income objective, and accordingly, no 1997 incentive bonus was paid by Wickes to Mr. Wilson.

LONG-TERM INCENTIVES

     Long-term incentives include, in addition to participation in Wickes's long-term incentive programs by Mr. Wilson, participation in the ESOP and non-qualified stock options, which are intended to link closely the interests of the Company's executives and those of shareholders.

     On February 16, 1998, Wickes awarded options for an aggregate of 228,750 shares of Wickes Voting Common Stock to executive officers and other selected key employees, including an option for 60,000 shares to Mr. Wilson.

     The Company granted an option to Ms. Gray for 50,000 shares of Riverside Common Stock in 1997.

                            The Board of Directors:
                                Edward M. Carey
                              Kenneth M. Kirschner
                              Frederick H. Schultz
                                 Varina Steuert
                                C. Herman Terry
                                J. Steven Wilson

            INSIDER PARTICIPATION IN EXECUTIVE OFFICER COMPENSATION

     The Company has no compensation committee. Mr. Wilson, the Company's Chairman, President and Chief Executive Officer, participated in the deliberations of the Company's Board of Directors concerning compensation of the Company's executive officers other than himself.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below summarizes the compensation paid with respect to the years indicated to the Company's Chief Executive Officer and to the other person who was serving as an executive officer of the Company at December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                         ANNUAL COMPENSATION      --------------------------------------
                                       ------------------------   OTHER ANNUAL    AWARDS     ALL OTHER
                                              SALARY     BONUS    COMPENSATION   OPTIONS/   COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR     ($)       ($)        ($)(1)      SARS(#)       ($)(2)
---------------------------            ----   -------   -------   ------------   --------   ------------
J. Steven Wilson(3)..................  1997   681,490   200,000      15,200           --       26,043
  Chairman, President                  1996   682,390   200,000      26,000       50,000(4)    35,922
  and CEO of the Company;              1995   698,040   200,000      12,281           --       12,565
  Chairman and CEO of Wickes
Catherine J. Gray....................  1997   141,667    37,500          --       50,000       10,387
  Senior Vice President,               1996    89,433    40,000          --           --        4,220
  Chief Financial Officer and
  Treasurer

---------------

(1) In the case of Mr. Wilson, includes fees for serving on the Company's Board of Directors and gross-ups for certain insurance premiums paid by Wickes Inc. Perquisites are not disclosed, as they are less than ten percent of salary and bonus.
(2) Includes the Company's contributions to the ESOP allocated to the accounts of the named persons, matching contributions made by the Company for the accounts of the named persons under the Company's Voluntary Investment Plan, and premiums paid by the Company on behalf of the named persons for group term life insurance payment of premiums for long-term disability insurance paid by Wickes, Wickes contributions to the executive's account in the Wickes 401(k) plan, premiums paid by the Company and its subsidiaries for travel life insurance for the executive's benefit. Specifically, ESOP contributions were: $7,793 $3,272, and $2,633 for Mr. Wilson in 1997, 1996 and 1995, respectively; and $6,984 and $2,388 for Ms. Gray in 1997 and 1996, respectively. Company Voluntary Investment Plan contributions were: $4,750, $4,750, and $4,620 for Mr. Wilson in 1997, 1996 and 1995, respectively; and $2,863, and $1,292 for Ms. Gray in 1997 and 1996, respectively. Group term life premiums were: $600, $600, and $600 for Mr. Wilson in 1997, 1996 and 1995, respectively, and $540 in each of 1997 and 1996 for Ms. Gray. Wickes disability insurance premiums were: $10,300, and $24,700 for Mr. Wilson in 1997 and 1996, respectively. Travel life insurance premiums were: $2,600 for Mr. Wilson in each of 1997 and 1996.
(3) Includes salary of $473,400, $474,300 and $490,000 paid by Wickes in 1997, 1996 and 1995, respectively.
(4) Wickes stock options.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information regarding grants by the Company to Ms. Gray during 1997. No other option grants were made during 1997 by the Company or any of its subsidiaries to any other named executive officer.

                                                                                              POTENTIAL
                                                                                           REALIZABLE VALUE
                                                                                              AT ASSUMED
                                                                                           ANNUAL RATES OF
                                  NUMBER OF      % OF TOTAL                                  STOCK PRICE
                                  SECURITIES    OPTIONS/SARS                                 APPRECIATION
                                  UNDERLYING     GRANTED TO    EXERCISE OR                 FOR OPTION TERM
                                 OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------
NAME                              GRANTED(#)    FISCAL YEAR      ($/SH)         DATE       5%($)     10%($)
----                             ------------   ------------   -----------   ----------   -------   --------
J. Steven Wilson...............         --            --          $  --                   $    --   $     --
Catherine J. Gray..............     50,000          33.0           3.00       1/01/07     $15,431   $113,420

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

     The following table contains information regarding the values of certain unexercised options to purchase shares of common stock of the Company and Wickes held by the named executive officers at the end of 1997. No options were exercised by these persons in 1997.

                                                                                    VALUE OF UNEXERCISED
                                                                                    IN-THE-MONEY OPTIONS/
                                            NUMBER OF SECURITIES UNDERLYING        OPTIONS/SARS AT FY-END
                                         UNEXERCISED OPTIONS/SARS AT FY-END(#)               ($)
NAME                                           EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
----                                     --------------------------------------   -------------------------
J. Steven Wilson.......................              24,000/126,000(1)                       0/0
Catherine J. Gray......................                    0/50,000(2)                       0/0

---------------

(1) Wickes Common Stock
(2) Riverside Common Stock

LONG-TERM COMPENSATION

     As previously described, the Company provides long-term incentives primarily through the ESOP and through stock options.

     ESOP. The ESOP invests in Riverside Common Stock for the benefit of its employees. Each participant shares in the Company's contributions based upon his or her compensation for the year and vests in his or her account over seven years. At March 31, 1998, the ESOP held an aggregate of 304,751 shares of Riverside Common Stock, and 244,899 of these shares had been allocated to participants' accounts.

     Riverside Non-Qualified Stock Option Plan. Key employees and members of the Board of Directors of the Company are eligible to participate in the Company's Non-Qualified Stock Option Plan. A total of 300,000 shares of Riverside Common Stock are authorized for issuance under this plan. At February 28, 1998, options for 120,000 shares were outstanding.

     Wickes Incentive Plan. Under the Wickes Inc. 1993 Long-Term Incentive Plan (the "Wickes Incentive Plan"), officers and key employees of Wickes and its parent and subsidiary corporations can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units (collectively referred to as "Awards"). A total of 835,000 shares of Wickes Common Stock are reserved for issuance under the Wickes Incentive Plan. On February 16, 1998, Mr. Wilson was granted under the Wickes Incentive Plan, an option with an exercise price of $3.41 per share for 60,000 shares of Wickes Common Stock.

     1994-5 Senior Executive Compensation Package. The Wickes Inc. 1994-5 Senior Executive Compensation Package (the "Package") consists of two components: (i) a Long-Term Stock Option to purchase shares of Wickes Common Stock with an exercise price per share equal to the higher of $15.00 or the fair market value of Wickes Voting Common Stock on the date of grant and (ii) a Long-Term Performance Bonus payable after the end of Wickes' fiscal year 1998 if Wickes meets certain minimum performance tests.

     Special Severance and Stay Incentive Bonus Plan. On November 25, 1997, Wickes Inc. adopted the Special Severance and Stay Incentive Bonus Plan (the "Stay Plan"). The Stay Plan was implemented in order to provide Wickes with the ability to retain selected key employees during Wickes' consideration and implementation of strategic and operational alternatives.

     The Stay Plan consists of two types of awards: special severance awards and stay incentive bonuses. Special severance bonuses are payable to participants whose employment is terminated by the Company during a defined period other than for cause or disability. Special severance bonuses consist of a lump sum in cash equal to the participants' bonus percentages multiplied by their deemed base compensation. Stay incentive bonuses are payable to participants who have remained a Company employee through any Group Transfer (as defined) or Change of Control (as defined). Stay incentive bonuses consist of a lump sum in cash equal to the participants' bonus percentages multiplied by their deemed base compensation. Participants may elect, in lieu of any special severance bonus or stay incentive bonus, to receive any severance benefits for which they are then otherwise eligible under any Company severance plan (other than the Stay Plan).

     Through March 31, 1998, twelve key employees of Wickes have been selected by Wickes to participate in the Stay Plan.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Wilson with respect to his employment by the Company during 1997. Pursuant to this agreement, Mr. Wilson received his entire 1997 salary at his 1995 rate of $208,040 in advance and received an advance against his 1997 bonus equal to the amount of his 1996 bonus of $200,000.

     The Company has agreed in principle to a three-year employment arrangement with Ms. Gray pursuant to which she would receive base compensation of at least $150,000, would be eligible for a 35% cash bonus, and would be entitled to one year's severance in the event of certain change of control events.

RIVERSIDE 401(K) PLAN

     The Company has in effect a savings and retirement plan (the "Company's 401(k) Plan"). All of the Company's employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the Company's 401(k) Plan. The Company's 401(k) Plan is intended to qualify under
Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the Company's 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 1% to 10% of his or her gross pay. The Company currently matches 50% of the first 6% of an employee's contributions.

WICKES 401(K) PLAN

     Wickes has in effect a savings and retirement plan (the "Wickes 401(k) Plan"). All Wickes employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the Wickes 401(k) Plan. The Wickes 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the Wickes 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 2% to 8% of his or her gross pay or after-tax contributions of from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. Wickes currently matches 50% of the first 5% of an employee's contribution.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Executive Compensation -- Employment Agreements" for information concerning certain advances during 1997 pursuant to an employment agreement with Mr. Wilson.

     The Company reimburses its share of actual costs incurred in connection with the Company's use of an airplane owned by an affiliate of Mr. Wilson. These reimbursements were $925,000 in 1997. In addition, the Company incurs certain salary and other expense related to airplane use and charges to them to this affiliate of Mr. Wilson. During 1997, these expenses totaled $174,000, and at December 31, 1997, an aggregate of $434,000 of these expenses charged for 1997 and prior years had not been paid. The Company and this affiliate of Mr. Wilson have approved in principle a proposal that would increase the charge to be paid by the Company for the future airplane use, which increase would by applied be the Company to reduce the amount of unpaid expenses from prior years.

     The Company also provides certain office and managerial services to other affiliates of Mr. Wilson. During 1997, charges for these services were $22,000.

     Mr. Carey provides consulting services to the Company with respect to utilities marketing for which he receives $90,000 per year. In 1995 and 1996, the Company made loans to a company owned by Mr. Carey aggregating $398,322. These loans originally matured in 1996 and were restructured to mature on June 30, 1997 but have not been paid. At December 31, 1997 the total amount of principal and unpaid interest on these loans was $334,008. The Company applied the entire amount of Mr. Carey's 1997 consulting fee to partial repayment of these loans. The Company is currently discussing an additional restructuring to extend the maturity of and to obtain collateral for these loans. In addition, the Company proposes to continue to apply Mr. Carey's consulting fee to repayment of this loan.

     In late September and early October 1997, the Company sold an aggregate of 64,875 shares of Wickes common stock to Mr. Kirschner and Mr. Schultz. The aggregate purchase price for these shares was $290,000, or $4.47 per share, which equaled the 30-day average closing bid price for Wickes common stock on the NASDAQ National Stock Market prior to the sales.

     In the fourth quarter of 1997, Mr. Wilson advanced $160,000 to the Company, which at April 28, 1998 the Company had not repaid.

     Mr. Kirschner and Mr. Schultz each own $1.0 million of the Company's 13% subordinated notes due September 1999.

     During 1997, Kirschner, Main, Graham, Tanner & Demont, a law firm in which Mr. Kirschner was a shareholder, rendered services to the Company for which it received $834,000. In February 1998, Kirschner, Main, Graham, Tanner & Demont combined with Holland & Knight LLP, in which Mr. Kirschner is now a partner and which provides legal services to the Company.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Based solely upon the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, each officer, director or beneficial holder of more than 10 percent of Riverside Common Stock filed on a timely basis the reports required under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to 1997.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The graph below compares the performance of Riverside Common Stock with the NASDAQ Stock Market Index and the NASDAQ Insurance Stock Index, and a Peer Group Index, by showing the cumulative total return, through December 31, 1997, an investor would have received on each from investing $100 in each on December 31, 1992, and reinvesting all dividends received. The Peer Group Index includes the common stock of the following companies included on a list compiled by NASDAQ and whose primary Standard Industrial Classification is Lumber and Other Building Materials: BMC West Corporation, National Home Centers, Inc., Wickes Inc. and Wolohan Lumber Co. This Peer Group Index has been weighted for market capitalization. In the future, the Company will no longer compare its stock performance with the NASDAQ Insurance Stock Index, since the Company is no longer engaged in insurance operations.

                                                                             NASDAQ
                                       RIVERSIDE                             STOCK
        Measurement Period               GROUP              PEER             MARKET            NASDAQ
      (Fiscal Year Covered)            INC (RSGI)          GROUP             (U.S.)          INSURANCE
12/31/92                                      100.00            100.00            100.00            100.00
12/31/93                                      229.17            132.33            114.80            106.96
12/31/94                                      175.00             82.13            112.21            100.68
12/31/95                                      112.50             64.60            158.70            143.01
12/31/96                                       68.99             62.45            195.19            163.03
12/31/97                                       77.61             58.56            239.53            239.18

                              APPROVAL OF AUDITORS

     The Board of Directors recommends approval of the appointment of Coopers & Lybrand L.L.P., certified public accountants, as the independent auditors of the Company for 1998. Representatives of Coopers &

Lybrand L.L.P. are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

     The enclosed Proxy confers upon the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with their best judgment with respect to any other matters which may come before the Meeting. The Board of Directors does not know of any such matters; however, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

     Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at the Company's annual meetings of shareholders. Any such proposals for the Company's annual meeting of shareholders to be held in 1999 must be submitted in writing to the Company no later than December 27, 1998, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in the proxy materials relating to that meeting.

                                   FORM 10-K

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER OF RECORD ON APRIL, 10, 1998 A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. REQUESTS SHOULD BE DIRECTED TO SUSAN H. TURVEY, DIRECTOR OF ACCOUNTING AND PUBLIC REPORTING, 7800 BELFORT PARKWAY, SUITE 100, JACKSONVILLE, FLORIDA 32256.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Company, without additional compensation. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to the principals and obtaining their proxies.

     SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. SHAREHOLDERS PRESENT AT THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

Dated: April 28, 1998.

                                                                        APPENDIX
                            RIVERSIDE GROUP, INC.

 PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 18, 1998

The undersigned hereby constitutes and appoints Kenneth M. Kirschner and J. Steven Wilson, and each of them, the undersigned's true and lawful attorneys and proxies (with full power of substitution in each)(the "Proxy Agents"), to vote all of the shares of Riverside Group, Inc. owned by the undersigned on April 10, 1998 at the Annual Meeting of Shareholders of the Company. The meeting will be held at 8:30 a.m., Central Daylight Time, on May 18, 1998 at the executive offices of Wickes Inc., 706 Deerpath Drive, Vernon Hills, Illinois, (including adjournments), with all powers that the undersigned would possess if personally present.

                 (continued and to be signed on reverse side)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE AND FOR THE        PLEASE MARK
PROPOSAL.                                                                             YOUR VOTE AS    [X]
                                                                                      INDICATED
                                                                                      AS AN EXAMPLE


1.  Election of Directors.
    WITH AUTHORITY               WITHHOLD     (Instruction: To withhold authority to vote for any individual nominee, strike a line
    to vote for all              authority    through the nominee's name in the list below.)
    nominees listed              to vote for
    (except as marked            all nominees
    to the contrary)             listed       EDWARD M. CAREY       J. STEVEN WILSON      KENNETH M. KIRSCHNER
                                              FREDERICK H. SCHULTZ  VELMA M. STEWART      C. HERMAN TERRY

      [  ]                       [  ]



2.  Proposal to approve the appointment of Coopers
    & Lybrand L.L.P. as independent auditors

       FOR     AGAINST     ABSTAIN

       [ ]       [ ]        [ ]


Should any other matter requiring a vote for the Shareholders arise, the above named Proxy Agents, and each of them, are authorized to vote the shares represented by this Proxy as the judgment indicates is in the best interest of Riverside Group, Inc.

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing is a representative capacity should give their full titles.


------------------------------------
Signature of Shareholder

------------------------------------
Signature of Shareholder

Dated:                        , 1998
     -------------------------

PLEASE RETURN THIS PROXY IN THE ENCLOSED ENVELOPE